Exhibit 99.1

BGC’s Howard W. Lutnick Nominated for U.S. Secretary of Commerce

NEW YORK – November 21, 2024 – BGC Group, Inc. (Nasdaq: BGC) (“BGC”) Chairman and Chief Executive Officer Howard W. Lutnick provided the following statement:

“I am deeply honored to have been nominated by President Donald J. Trump to serve as the 41st U.S. Secretary of Commerce. I look forward to this new chapter in my life, working for President Trump to promote economic growth, drive innovation, and strengthen our nation’s financial security.

Upon U.S. Senate confirmation, I will step down from my positions at Cantor, BGC, and Newmark. I intend to divest my interests in these companies to comply with U.S. government ethics rules and do not expect any arrangement which involves selling shares on the open market.

I have full confidence in my exceptional management team at BGC. I have met with the Board of Directors and informed them that I expect to recommend that John Abularrage, Jean-Pierre Aubin, and Sean Windeatt be named Co-CEOs of BGC effective upon my confirmation. I am certain they will continue to drive our success, upholding the best interests of our clients, investors, and employees.”

BGC expects no changes to its existing corporate structure and expects to disclose further details at a later date.

About BGC Group, Inc.

BGC Group, Inc. (Nasdaq: BGC) is a leading global marketplace, data, and financial technology services company for a broad range of products, including fixed income, foreign exchange, energy, commodities, shipping, equities, and now includes the FMX Futures Exchange. BGC’s clients are many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms.

BGC and leading global investment banks and market making firms have partnered to create FMX, part of the BGC Group of companies, which includes a U.S. interest rate futures exchange, spot foreign exchange platform and the world’s fastest growing U.S. cash treasuries platform.

For more information about BGC, please visit www.bgcg.com.

Discussion of Forward-Looking Statements about BGC

Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission ("SEC") filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

MEDIA CONTACT:

Erica Chase

erica.chase@bgcg.com

+1 212-610-2419

INVESTOR CONTACT:

Jason Chryssicas

+1 212-610-2426